Exhibit 8.1
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Subsidiary                            Jurisdiction of Incorporation
Golar Gas Holding Company Inc.        Republic of Liberia
Golar Maritime (Asia) Inc.            Republic of Liberia
Gotaas-Larsen Shipping  Corporation   Republic of Liberia
Oxbow Holdings Inc.                   British Virgin Islands
Faraway Maritime Shipping Inc.        Republic of Liberia
    (60% ownership)
Golar LNG 2215 Corporation            Republic of Liberia
Golar LNG 1444 Corporation            Republic of Liberia
Golar LNG 1460 Corporation            Republic of Liberia
Golar LNG 2220 Corporation            Republic of Liberia
Golar LNG 2234 Corporation            Republic of Liberia
Golar Liberia Inc.                    Republic of Liberia
Golar International Ltd.              Republic of Liberia
Golar Maritime Services, S.A.         Spain
Gotaas-Larsen International Ltd.      Republic of Liberia
Golar Management Limited              Bermuda
Golar Maritime Limited                Bermuda
Aurora Management Inc.                Republic of Liberia
  (90% ownership)
Golar Management (UK) Limited         United Kingdom
Golar Freeze (UK) Limited             United Kingdom
Golar Khannur (UK) Limited            United Kingdom
Golar Gimi (UK) Limited               United Kingdom
Golar Hilli (UK) Limited              United Kingdom
Golar Spirit (UK) Limited             United Kingdom
Golar 2215 (UK) Limited               United Kingdom
Golar Winter (UK) Limited             United Kingdom

03849.0004 #496571